Borrowing Contract

Lender (Full Name): Kunming Municipal Bureau of Finance, Branch Bureau of Kunming National Economy and Technology Developing District

Borrower (Full Name): Kunming Shenghuo Pharmaceutics (Group) Co., Ltd.

Pursuant to the Contract Law of People’s Republic of China, the two parties, following consultations, mutually agree to enter into this Contract (“Contract”) as follows for purpose of providing support for the development of Kunming Shenghuo Pharmaceutical (group) Co., Ltd and to repay the loans on due.

1. The lender provides the borrower with a loan in amount of RMB35 million dated from March 30, 2010, which will be used by the borrower to repay the loans on due.

2. The term of the loan is from March 30, 2010 to April 13, 2010.

3. The loan interest rate executes the annual interest rate of 4.86%, the borrower shall pay the interests on a quarterly basis. If the borrower fails to repay the loan on time, the lender is entitled to levy a penalty interest, and the daily penalty for the overdue loan is equal to 0.04%.

4. This loan is secured by the pharmaceutical workshops and attached buildings in an area of 5,303㎡ held by the borrower, which is located in Kunming National Economy and Technology Developing District. In case that the borrower fails to repay the loan and its interests in full amount, the lender is entitled to dispose the mortgaged workshops and attached buildings.

5. In case that the borrower fails to use the loan under the Contract, or that it violates the laws or relevant regulations, the lender is entitled to withdraw the loan before its term expires and terminate the Contract.

6. The lender is entitled to review and supervise the use of loan, have a knowledge about how the loan is used and its financial conditions. The borrower shall make a introduction concerning the loan use faithfully and provide relevant information.

7. This Contract shall be executed in three original copies, two copies for the lender and one copy for the borrower.

8. This Contract shall come into force and legal effect as of the date of execution and sealing by both parties. Anything not covered in this Contract will be resolved according to The Contract Law of People’s Republic of China and relevant laws and regulations. This Contract will be terminated automatically after the loan and its interest is paid off.

Borrower: Kunming Shenghuo Pharmaceutical (group) Co., Ltd.
Legal Representative (seal): Guihua Lan
Signature of Officer: Yuqing Lan

Lender: Kunming Municipal Bureau of Finance, Branch Bureau of Kunming National Economy and Technology Developing District
Lerder’s seal:
Signature of the Person-in-charge: Jiarong Yang
Signiature of Officer: Binghui Li

Date of Execution: March 29, 2010
Place of Execution: Kunming Municipal Bureau of Finance, Branch Bureau of Kunming National Economy and Technology Developing District